Exhibit 99.1

Grant Thornton (Cyprus) Limited 41-49 Agiou Nicolaou Street Nimeli Court – Block C 2408 Engomi, Nicosia P.O.Box 23907, 1687 Nicosia Cyprus T +357 22600000 F +357 22600001 www.gtcyprus.com

The Board of Directors

NW18 HSN Holdings Plc

10, Diomidous Street

Alphamega Akropolis Building

3rd Floor, Office 401

2024 Nicosia

Cyprus

9th April 2014

Dear Sirs,

For the purpose of compliance with the requirements of Part II of Fourth Schedule to the Companies Law of Cyprus, we have received the consolidated financial statements relating to NW18 HSN Holdings Plc (formerly TV18 HSN Holdings Limited) (‘the Company’) and its subsidiary TV18 Home Shopping Network Limited (together the “Group”) for the five years and nine months ended December 31, 2013. The Annexures have been extracted from the consolidated financial statements that we have received and we report correct extraction.

Profits/losses. Consolidated profits/(losses) of the Group attributable to the shareholders of the Company:

a.	For the nine-month periods ended December 31, 2012 and 2013 (Refer Annexure I)

b.	For the four years ended March 31, 2013 (Refer Annexure II); and

c.	For the year ended March 31, 2009 (Refer Annexure III).

Assets and liabilities. Consolidated assets and liabilities of the Group attributable to the shareholders of the Company as at December 31, 2013 (Refer Annexure IV).

Dividends. Based solely on the consolidated financial statements we have received no dividends have been paid by the Company in respect of the years ended March 31, 2009, 2010, 2011, 2012 and 2013 or the nine months ended December 31, 2013.

Accounts. As per information and explanations provided to us by the management of the Company, no financial statements have been made for any period subsequent to December 31, 2013.

This report does not constitute either an audit or a review made in accordance with International Standards on Auditing or International Standards on Review Engagements.

We have issued this extraction report with respect to the consolidated financial statements relating to NW18 HSN Holdings Plc (formerly TV18 HSN Holdings Limited) and its subsidiary TV18 Home Shopping Network Limited. We consent to the use of this extraction report in the Amendment No. 1 to the Registration Statement and Prospectus.

Yours faithfully,

/s/ George Pouros

George Pouros

For and on behalf of

Grant Thornton (Cyprus) Ltd.

Members of the Board: S.A. Ioannou FCA (CEO) A.P. Papathomas FCA S.C. Loizides FCCA G.T. Pouros FCA G.G. Karavis FCCA S.A. Michaelides FCA A.A. Achilleos FCCA	Member firm of Grant Thornton International Ltd

Annexure-I

Consolidated profits/(losses) of the Group for the nine-month periods ended December 31, 2012 1 and 2013 2

(in US$)
	Nine months ended December 31, 2012 (unaudited)	Nine months ended December 31, 2013

Revenue from operations	27,874,092	43,466,881

Employee benefits expense	(6,953,442)	(9,348,197)
Freight, collection and related expenses	(13,603,917)	(19,059,081)
Carriage fees	(4,131,148)	(4,148,382)
Airtime expenses	(235,233)	(382,430)
Call center expenses	(2,105,301)	(2,596,206)
Advertisement and business promotion expenses	(9,011,742)	(6,347,249)
Other operating expenses	(7,108,993)	(11,174,197)
Depreciation and amortization	(977,247)	(1,261,040)
Finance income	1,450,697	4,377,469
Finance costs	(2,851,439)	(6,937,266)
Loss before tax	(17,653,673)	(13,409,698)

Income tax expense	(163,577)	(1,073,642)
Loss after tax	(17,817,250)	(14,483,340)

Other comprehensive loss

Item that will be reclassified to profit or loss
Exchange differences on translating foreign operations	(768,546)	(1,657,941)
Total comprehensive loss for the period attributable to the owners of the Company	(18,585,796)	(16,141,281)

[1]

As per the unaudited condensed interim consolidated financial statements of the Group prepared by the Company in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

[2]

As per the audited condensed interim consolidated financial statements of the Group, dated April 9, 2014 prepared by the Company in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

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Annexure-II

Consolidated profits/(losses) of the Group for four years ended March 31, 2013

				(in US$)
	For the year ended March 31, 2010 [3]	For the year ended March 31, 2011 [4]	For the year ended March 31, 2012 [4]	For the year ended March 31, 2013 [4]

Revenue from operations	14,641,660	19,193,976	24,457,696	40,686,747

Employee benefits expense	(4,331,792)	(6,250,058)	(8,565,265)	(9,787,971)
Freight, collection and related expenses	(4,625,708)	(6,614,492)	(11,831,176)	(19,511,046)
Carriage fees	(4,278,553)	(5,254,384)	(6,196,806)	(5,574,285)
Airtime expenses	(293,165)	(631,075)	(264,773)	(460,886)
Call centre expenses	(1,073,360)	(2,026,997)	(3,378,750)	(2,772,228)
Advertisement and business promotion expenses	(2,169,498)	(3,854,693)	(7,440,183)	(11,957,270)
Other operating expenses	(4,488,310)	(7,357,820)	(8,282,000)	(10,577,441)
Depreciation and amortization	(773,550)	(989,612)	(1,249,653)	(1,380,133)
Finance income	730,217	1,159,520	1,092,729	1,946,209
Finance costs	(8,412,815)	(51,026)	(884,312)	(6,110,927)
Loss before tax	(15,074,874)	(12,676,661)	(22,542,493)	(25,499,231)
Income tax expense	(2,490)	(1,489)	—	(260,161)
Loss after tax	(15,077,364)	(12,678,150)	(22,542,493)	(25,759,392)
Other comprehensive income (loss):

Exchange differences on translating foreign operations	870,166	37,375	(2,105,799)	(727,545)
Total comprehensive loss for the year attributable to the owners of the Company	(14,207,198)	(12,640,775)	(24,648,292)	(26,486,937)

[3]

As per the audited consolidated financial statements of the Group, dated August 29, 2012 prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and audited by Grant Thornton India LLP in accordance with the standards of the Public Company Accounting Oversight Board (United States).

[4]

As per the audited consolidated financial statements of the Group, dated February 3, 2014 prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and audited by Grant Thornton India LLP in accordance with the standards of the Public Company Accounting Oversight Board (United States).

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Annexure-III

Consolidated profit/(loss) of the Group for the year ended March 31, 2009 5

			(in US$)
			Year ended March 31, 2009

1.	INCOME

	a.	Income from operations	6,437,082
	b.	Other income	318,042

			6,755,124

2.	EXPENDITURE

	a.	Production, administrative and other costs	13,297,554
	b.	Personnel expenses	4,472,822
	c.	Interest and other financial charges	694,220
	d.	Depreciation / amortization	666,054

			19,130,650

3.	LOSS BEFORE TAX		(12,375,526)

4.	Provision for taxes		86,010

5.	LOSS AFTER TAX		(12,461,536)

[5]	As per the unaudited consolidated financial statements of the Group, dated April 9, 2014 prepared by the Company in accordance with Indian Generally Accepted Accounting Principles.

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Annexure-IV

Consolidated assets and liabilities of the Group attributable to the shareholders of NW18 HSN Holdings Plc 6

(in US$)
As at December 31, 2013

ASSETS

Non-current assets
Goodwill	161,551
Other intangible assets	1,594,141
Property, plant and equipment	6,167,617
Security deposits	457,409
Current tax assets	6,892,225
Other non-current assets	272,260

Total non-current assets	15,545,203

Current assets
Trade and other receivables	3,005,763
Other receivables due from courier agencies	10,474,181
Advances recoverable	17,092,345
Bank deposits	10,423,440
Cash and cash equivalents	2,504,070
Other current assets	1,146,037

Total current assets	44,645,836

Total assets	60,191,039

As at December 31, 2013

DEFICIT AND LIABILITIES

DEFICIT
Share capital	3,510,447
Share premium	63,921,685
Convertible warrants	16,419,587
Accumulated deficit	(120,917,480)
Employee share based payment reserve	6,212,835
Currency translation reserve	(3,583,744)

Total deficit	(34,436,670)

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As at December 31, 2013

LIABILITIES

Non-current liabilities
Employee benefits obligations	571,062
Loans and borrowings at amortized cost	1,650,520

Total non-current liabilities	2,221,582

Current liabilities
Employee benefits obligations	26,668
Trade payables	8,817,452
Provision for expenses	12,404,519
Loans and borrowings at amortized cost	33,420,054
Financial liabilities at fair value through profit or loss	32,797,503
Derivative financial liabilities	1,359,647
Book overdraft	49,547
Current tax liabilities	1,336,944
Other current liabilities	2,193,793

Total current liabilities	92,406,127

Total liabilities	94,627,709

Total deficit and liabilities	60,191,039

[6]

As per the audited condensed interim consolidated financial statements of the Group, dated April 9, 2014 prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and audited by Grant Thornton India LLP in accordance with the standards of the Public Company Accounting Oversight Board (United States).

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